Exhibit 99.1

NEWS RELEASE

2108 East South Boulevard	Montgomery, Alabama 36116	Telephone 334-288-3900

FINANCIAL CONTACT:	MEDIA CONTACT:
Stephen G. Rutledge	David C. Rickey
Senior Vice President, CFO	Vice President – Public Relations
and Chief Investment Officer	(334) 613-4034
(334) 613-4500

Alfa Corporation To Release Year-End 2007 Earnings on March 12, 2008

Montgomery, Alabama (February 15, 2008) — Alfa Corporation (NASDAQ/ALFA) today announced that it will release its results for the fourth quarter and twelve months ended December 31, 2007 before the market opens on Wednesday, March 12, 2008.

In light of the pending, proposed transaction pursuant to which Alfa Mutual Insurance Company and Alfa Mutual Fire Insurance Company (referred to collectively as the Mutual Group) will acquire all of the outstanding shares of common stock of Alfa Corp. not already owned by the Mutual Group for $22.00 per share, Alfa Corp. will not have a conference call to discuss the year end financial results. Alfa Corp. will provide an analysis of its financial results as required in its Annual Report on Form 10-K for the year ended December 31, 2007, which it intends to file on a timely basis.

Alfa Corp. is engaged in insurance and financial activities through its subsidiaries. The common stock of Alfa Corp. is traded on the NASDAQ Global Select Market under the symbol ALFA.

Investors are cautioned that statements in this press release which relate to the future are, by their nature, uncertain and dependent upon numerous contingencies – including political, economic, regulatory, climatic, competitive, legal, and technological – any of which could cause actual results and events to differ materially from those indicated in such forward-looking statements. Additional information regarding these and other risk factors and uncertainties may be found in Alfa Corp.’s filings with the Securities and Exchange Commission.

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